Integrated Security Systems, Inc.
                        8200 Springwood Drive, Suite 230
                               Irving, Texas 75063

BFS US Special Opportunities Trust PLC
c/o Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas  75206

Renaissance US Growth Investment Trust PLC
c/o Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas  75206

Renaissance US Growth & Income Fund III, Inc.
c/o Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas  75206

Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas  75206

Gentlemen:

         This letter agreement sets forth the terms and conditions pursuant to which Integrated Security Systems, Inc., a Delaware corporation ("Integrated") and its wholly owned subsidiaries, B&B ARMR Corporation, a Delaware corporation ("B&B") and Intelli-Site, Inc., a Texas corporation ("Intelli-Site") (B&B and Intelli-Site collectively referred to herein as the "Subsidiaries") have become obligated with respect to funds borrowed from BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales ("BFS"), Renaissance US Growth Investment Trust PLC, a public limited company registered in England and Wales ("RUSGIT") and Renaissance US Growth & Income Fund III, Inc., a Texas corporation ("Renaissance III"), BFS, RUSGIT and Renaissance III (being sometimes collectively referred to herein as "Holders"). One or more of the Holders has from time to time in the past loaned the principal sum of Three Million Six Hundred Thousand Dollars ($3,600,000) to Integrated pursuant to the terms of certain promissory notes and convertible promissory notes, each of which is described on Exhibit "A" hereto (the "Notes"). In addition, to secure its obligations under some or all of the Notes, Integrated entered into (i) that certain Borrower Security Agreement dated as of September 27, 2001 with RUSGIT, Renaissance III and Renaissance Capital Group ("Renaissance Capital"), as agent (the "2001 Security Agreement") and (ii) that certain Borrower Security Agreement dated as of March 11, 2003 with BFS and Renaissance Capital, as agent (the "2003 Security Agreement"), pursuant to which Integrated pledged certain of its assets to secure its obligations under the Notes. In consideration of the agreement by BFS to loan the sum of One Million Dollars ($1,000,000) to Integrated for use by Integrated and the Subsidiaries to fund their respective business operations, Integrated has agreed to enter into a Convertible Promissory Note, dated as of August 5, 2004, in substantially the form attached hereto as Exhibit "B", together with an Amended and Restated Pledge Agreement, dated as of August 5, 2004, in substantially the form attached hereto as Exhibit "C." In addition, Integrated and each of the Subsidiaries has agreed to enter into an Amended and Restated Security Agreement, dated as of August 5, 2004, in substantially the form attached hereto as Exhibit "D". In further consideration of BFS' agreement to loan the sum of One Million Dollars ($1,000,000) to Integrated, each of the other Holders has agreed to enter into the Amendment and Restated Security Agreement and the Amended and Restated Pledge Agreement.

         In further consideration of the parties respective agreements herein, each of the parties hereto agrees as follows:

         1. The Amended and Restated Security Agreement amends and restates in its entirety, the provisions of each of (i) the 2001 Security Agreement and (ii) the 2003 Security Agreement.

         2. The Amended and Restated Pledge Agreement amends and restates in its entirety, the provisions of each of the (i) that certain Pledge Agreement dated as of September 27, 2001 among Integrated, RUSGIT, Renaissance III and Renaissance Capital, as agent and (ii) that certain Pledge Agreement dated as of March 11, 2003 among Integrated, BFS and Renaissance Capital, as agent.

         3. Each of the Subsidiaries has benefited from all borrowings by Integrated from the Holders in the past and expects to benefit from borrowings by Integrated from BFS pursuant to the Convertible Promissory Note dated August 5, 2004. Without limiting the generality of the foregoing, Integrated and each of the Subsidiaries represent and warrant to the Holders and each of them, that Integrated has advanced funds borrowed from the Holders in the past and expects to advance funds borrowed from the Holders in the future to each of the Subsidiaries and that such funds have been and are expected to be of substantial benefit to the conduct of the Subsidiaries respective business affairs. In addition, and without limiting the generality of the foregoing, each of the Subsidiaries represents and warrants to the Holders that on its own it would not be able to borrow funds for use in connection with its business on terms as favorable as Integrated is able to borrow such funds from the Holders.

         4. Integrated and the Subsidiaries each represents and warrants to the Holders that it is not now insolvent and will not be rendered insolvent by the consummation of the transactions contemplated herein.

         5. Each of Integrated and the Subsidiaries represents and warrants to the Holders that it has full corporate power and authority to enter into the agreements and consummate the transactions contemplated herein and to perform their respective obligations hereunder. In addition, each of Integrated and the Subsidiaries represents and warrants to the Holders that neither the entering into of any of the agreements contemplated herein nor the consummation of the transactions contemplated therein or the performance of their respective obligations thereunder will constitute a default under any of their respective bylaws, articles of incorporation or similar constituent documents or under any material agreement to which they are a party or by which any of their assets are bound nor will such entry or performance violate any material law, regulation or judgment to which any of Integrated or the Subsidiaries or their properties are bound.

         6. All shares of the equity securities of Integrated issued to BFS upon conversion of any of the convertible promissory notes issued by Integrated to BFS shall be deemed "Registerable Shares" under that certain Registration Rights Agreement, dated as of March 11, 2003, between Integrated and BFS and entitled to all rights granted therein.

         7. It shall be a condition precedent to the obligations of each of the parties hereto that each of the other parties shall have executed and delivered this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and no amendment hereto shall be effective unless set forth in writing and signed by the party to be bound. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into between residents of such state performable wholly within such state. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one original. The counterparts to this Agreement may be delivered by facsimile transmission.

                                       Very truly yours,

                                       INTEGRATED SECURITY SYSTEMS, INC.

                                       By:   /S/ C.A. Rundell, Jr.
                                             --------------------------------
                                             C.A. Rundell, Jr., Chairman and CEO

                                       B&B ARMR CORPORATION

                                       By:   /S/ C.A. Rundell, Jr.
                                             --------------------------------
                                       Name: C.A. Rundell, Jr., Sole Director

                                       INTELLI-SITE, INC.

                                       By:   /S/ C.A. Rundell, Jr.
                                             --------------------------------
                                       Name: C.A. Rundell, Jr., Chairman

                                               AGREED TO AND ACCEPTED
                                            THIS 20th DAY OF AUGUST, 2004


                                       RENAISSANCE US GROWTH INVESTMENT
                                       TRUST PLC


                                       By:   /S/ Russell Cleveland
                                             ---------------------------
                                             Russell Cleveland, Director


                                       RENAISSANCE CAPITAL GROWTH &
                                       INCOME FUND III, INC.

                                       By:   Renaissance Capital Group, Inc.,
                                             Investment Adviser


                                       By:   /S/ Russell Cleveland
                                             ---------------------
                                             Russell Cleveland
                                             President and CEO

                                       BFS US SPECIAL OPPORTUNITIES TRUST PLC


                                       By:   /S/ Russell Cleveland
                                             ---------------------------
                                             Russell Cleveland, Director


                                       RENAISSANCE CAPITAL GROUP, INC.


                                       By:   /S/ Russell Cleveland,
                                             --------------------------------
                                             Russell Cleveland, President and
                                             Chief Executive Officer

                                    EXHIBIT A

                                      NOTES

 ----------------------------------- ------------------ -------------------
               LENDER                       DATE              AMOUNT
 ----------------------------------- ------------------ -------------------
 Renaissance Capital Growth & Income      9/27/2001         $   75,000
 Fund III, Inc. ("Renaissance III")
 ----------------------------------- ------------------ -------------------
           Renaissance III               10/12/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III               10/26/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                11/9/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III               11/16/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III               12/28/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                1/14/2002         $   50,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                 9/5/2002         $   75,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                4/23/2003         $  100,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                6/18/2003         $  100,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                10/1/2003         $  200,000
 ----------------------------------- ------------------ -------------------
  Renaissance US Growth Investment        9/27/2001         $   75,000
        Trust PLC ("RUSGIT")
 ----------------------------------- ------------------ -------------------
               RUSGIT                    10/12/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                    10/26/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     11/9/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                    11/16/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                    12/28/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     1/14/2002         $   50,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                      9/5/2002         $   75,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     4/23/2003         $  100,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     5/30/2003         $  200,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     10/1/2003         $  200,000
 ----------------------------------- ------------------ -------------------
 BFS US Special Opportunities Trust       3/11/2003         $  250,000
             PLC ("BFS")
 ----------------------------------- ------------------ -------------------
                 BFS                      4/23/2003         $  100,000
 ----------------------------------- ------------------ -------------------
                 BFS                      5/30/2003         $  200,000
 ----------------------------------- ------------------ -------------------
                 BFS                       9/5/2003         $  500,000
 ----------------------------------- ------------------ -------------------
                 BFS                       8/5/2004         $1,000,000
 ----------------------------------- ------------------ -------------------

                                    EXHIBIT B

                           CONVERTIBLE PROMISSORY NOTE

U.S. $1,000,000                                                   August 5, 2004



         For value received, Integrated Security Systems, Inc., a Delaware corporation (hereinafter referred to as "Maker"), promises to pay to the order of BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales (hereinafter referred to as "Payee"), the principal sum of U.S. $1,000,000. The principal of and interest on this Note shall be due and payable in lawful money of the United States of America by wire transfer of immediately available funds.

         1. Interest. Interest shall accrue on the unpaid principal balance due under this Note at an annual rate equal to ten percent (10%). Interest shall accrue from and including the date of this Note until, but not including, the day on which it is paid in full. In no event shall the interest charged hereunder exceed the maximum rate of interest allowed from time to time by law. Interest shall be due and payable monthly on the first (1st) day of each month.

         2. Payment of Note. The principal balance of, and all accrued unpaid interest on, this Note shall be due and payable on August 5, 2009 (the "Maturity Date").

         3. Prepayment. This Note may be prepaid in whole or in part at any time, at the option of Maker, without premium or penalty.

         4. Call. Maker has the right to call, in whole or in part, the outstanding amount of the note if the market price of the common stock of maker is above $0.60 per share, as adjusted pursuant to Section 9 of this agreement, for a period of 60 days. Payee will have 30 days written notice before the note will be redeemed.

         5. Conversion. This Note shall be convertible, at the option of Payee in its sole and absolute discretion, in whole or in part and at any time or from time to time, into fully paid and nonassessable shares (the "Conversion Shares") of Common Stock, $.01 par value (the "Common Stock"), of the Maker, at the conversion price of $0.38 per share. If Payee elects to exercise its option, then the following shall occur:

                (a) Payee shall deliver to Maker a notice of such election (the "Conversion Notice"), indicating the amount of principal of this Note to be converted (such amount to be converted referred to herein as the "Converted Amount").

                (b) Upon its receipt of the Conversion Notice, the Maker shall immediately issue and deliver to Payee or its designated affiliates a certificate or certificates for the number of shares of Common Stock, registered in Payee's or its designated affiliates' name(s), to which Payee shall be entitled upon such conversion, bearing such legends as may be required by applicable state and federal securities laws.

                (c) If this Note is converted in whole, Payee shall deliver this Note to Maker marked "Canceled," and Maker shall immediately pay to Payee all accrued and unpaid interest then due and owing on the date of such conversion. If this Note is converted in part, Maker shall immediately pay to Payee all accrued and unpaid interest then due and owing on the date of such conversion, and Payee shall deliver to Maker a replacement Note for any outstanding principal amount not converted, dated the date of such conversion, with the same Maturity Date and provisions as contained in this Note.

                (d) No fractional shares will be issued on conversion of this Note.

         6. Adjustment for Issuance of Shares at Less Than the Conversion Price. If and whenever any Additional Common Stock (herein defined) shall be issued by Maker (the "Stock Issue Date") for a consideration per share less than the Conversion Price, then in each such case the initial Conversion Price shall be reduced to a new Conversion Price in an amount equal to the price per share for the Additional Common Stock then issued, if issued in connection with a sale of shares, or the value of the Additional Common Stock then issued, as determined in accordance with generally accepted accounting principles, if issued other than for cash, and the number of shares issuable to Payee upon conversion shall be proportionately increased; and, in the case of Additional Common Stock issued without consideration, the initial Conversion Price shall be reduced in amount and the number of shares issued upon conversion shall be increased in an amount so as to maintain for the Payee the right to convert this
Note into shares equal in amount to the same percentage interest in the Common Stock of the Company as existed for the Payee immediately preceding the Stock Issue Date.

         7. Sale of Shares. In case of the issuance of Additional Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the gross amount of the cash paid to Maker for such shares, before deducting any underwriting compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith. In case of the issuance of any shares of Additional Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor, other than cash, shall be deemed to be the then fair market value of the property received.

         8. Stock Dividends. Shares of Common Stock issued as a dividend or other distribution on any class of capital stock of Maker shall be deemed to have been issued without consideration.

         9. Stock Splits, Subdivisions or Combinations. In the event of a stock split or subdivision of shares of Common Stock into a greater number of shares, the Conversion Price shall be proportionately decreased, and in the event of a combination of shares of Common Stock into a smaller number of shares, the Conversion Price shall be proportionately increased, such increase or decrease, as the case may be, becoming effective at the record date.

         10. Exceptions. The term "Additional Common Stock" herein shall mean all shares of Common Stock hereafter issued by Maker (including Common Stock held in the treasury of Maker), except (a) Common Stock issued upon the conversion of this Note; (b) Common Stock issued upon exercise of any outstanding warrants, options or convertible debt instruments; and (c) Common Stock issued upon exercise of outstanding employee stock options.

         11. Adjustment for Mergers, Sales and Consolidations. In the event of any consolidation or merger of the Maker with or into, or the sale of all or substantially all of the properties and assets of the Maker, to any person, and in connection therewith, consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Payee, so that the Payee shall have the right at any time prior to the maturity of this Note to purchase, at a total price equal to the Conversion Price immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were exercisable by the Payee immediately prior to such consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Payee so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof. Notwithstanding the foregoing, (i) if the Maker merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Maker, then the Payee shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Note had been converted immediately prior to such event, less the Conversion Price. Upon receipt of such payment, if any, the rights of the Payee shall terminate and cease and this Note shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Maker, the Maker shall promptly, after receipt of this surrendered Note, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Payee surrendering this Note.

         12. Adequate Shares. Maker will at all times reserve and keep available, for the purpose of issuance upon conversion, a sufficient number of shares of Common Stock owned by Maker deliverable upon Payee's exercise of its conversion rights under this Note.

         13. Default, Enforcement. Upon default in payment of this Note, Payee may pursue any and all remedies to which Payee may be entitled.

         14. Limitation of Interest. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of the maturity of the unpaid principal balance hereof, or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to the holder hereof for the use, forbearance, or detention of the money evidenced by this Note or for the payment or performance of any covenant or obligation contained herein or in any other document pertaining to the indebtedness evidenced by this Note exceed the maximum amount permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof or of any other agreement shall, at the time fulfillment of such provision be due, involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance the holder hereof shall ever receive as interest an amount which would exceed the maximum lawful rate, any amount equal to any excessive interest shall (a) be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest, or (b) if such excess interest exceeds the unpaid principal balance of this Note, such excess shall be refunded to Maker. All sums contracted for, charged or received hereunder for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Maker and the holder hereof.

         15. Waiver. Except as otherwise expressly provided herein, Maker waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, notice of nonpayment or dishonor, grace, protest, notice of protest, all other notices, and any and all diligence or delay in collection or the filing of suit hereon.

         16. Governing Law and Venue. This Note shall be construed according to and governed by the laws of the State of Texas. The obligations of Maker under this Note are performable in Dallas County, Texas.

         17. Registration Rights. The shares of Common Stock issued upon conversion of this Note shall be restricted from transfer by the Payee, unless the shares are duly registered for sale pursuant to the Securities Act of 1933, as amended, or the transfer is exempt from registration. The Payee has certain rights with respect to the registration of shares of Common Stock issued upon the conversion of this Note pursuant to the terms of the Registration Rights Agreement between Payee and Maker dated March 11, 2003. The shares of Common Stock issued upon conversion of this Note shall be considered Registrable Shares for purposes of the above mentioned Registration Rights Agreement.

         18. Security Agreement. This Note is secured by that certain Amended and Restated Security Agreement among Maker, B&B ARMR Corporation ("B&B"), Intelli-Site, Inc. ("Intelli-Site"), Payee, Renaissance Capital Growth Investment Trust PLC ("RUSGIT"), Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance III") and Renaissance Capital Group, Inc. ("Renaissance Capital"), dated as of August 5, 2004, and Payee is entitled to the rights and benefits thereunder.

         19. Stock Pledge Agreement. This Note is secured by the Amended and Restated Stock Pledge Agreement dated as of August 5, 2004, among Maker, Payee, RUSGIT, Renaissance III and Renaissance Capital, and Payee is entitled to the rights and benefits thereunder.

         20. Successors and Assigns. This Note shall bind Maker's successors and assigns.

         21. Collection Costs. If this Note is collected by legal proceeding or through a probate or bankruptcy court, or is placed in the hands of an attorney for collection after default (whether or not suit is filed), Maker agrees to pay all costs of collection and/or suit, including but not limited to reasonable attorneys' fees and expenses incurred by Payee.

         22. Unenforceability. The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances, and no other provision of this Note shall be affected thereby.

         23. Headings. The paragraph headings of the sections of this Note are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Note.

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

                                             INTEGRATED SECURITY SYSTEMS, INC.



                                             By:  /S/ C. A. Rundell, Jr.
                                                  ----------------------------
                                                  C. A. Rundell, Jr.
                                                  Chairman and Chief Executive
                                                  Officer

                                    EXHIBIT C

                      AMENDED AND RESTATED PLEDGE AGREEMENT


         This AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of August 5, 2004 (the "Agreement" or "Pledge"), between Integrated Security Systems, Inc., a Delaware corporation ("Pledgor"), Renaissance US Growth Investment Trust PLC, a public limited company registered in England and Wales ("RUSGIT"), Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation ("Renaissance III"), BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales ("BFS") (RUSGIT, Renaissance III and BFS collectively referred to as "Secured Party"), and Renaissance Capital Group, Inc., a Texas corporation, as Agent for the Lender (the "Agent").


                                    RECITALS

         1. Secured Party has lent to Pledgor the aggregate principal amount of three million six hundred thousand dollars ($3,600,000), including but not limited to the $1,000,000 loaned to Pledgor by BFS of even date, evidenced by the Secured Party's promissory notes and convertible promissory notes as listed in Schedule A attached hereto (the "Notes").

         2. Pledgor is the owner of the shares of capital stock issued by each subsidiary ("Subsidiary") named on Schedule B, and Pledgor has agreed to pledge and assign to Secured Party a security interest in such shares, together with any additional shares of capital stock of a Subsidiary or of any subsidiary of Pledgor subsequently issued or acquired by Pledgor (collectively, the "Shares"), to secure payment of the Notes of Pledgor and all other indebtedness of Pledgor to Secured Party (collectively, the "Obligations").

         3. The Pledgor previously pledged and assigned to Secured Party the Shares to secure the payment of the Notes as evidenced by those certain Pledge Agreements dated as of September 27, 2001 and March 11, 2003, respectively (the "Original Pledge Agreements").

         4. This Agreement is being executed to restate the Original Pledge Agreements to consolidate the Original Pledge Agreements and secure payment of all the Obligations of Pledgor to Secured Party.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, the parties agree as follows:

         1. Pledge of Shares. Pledgor hereby pledges and assigns to the Secured Party the Shares for the purpose of securing the full and prompt payment, when due, by Pledgor of the Obligations.

         2. Delivery of Shares. Upon execution of this Pledge, Pledgor shall deliver to the Agent all the certificates representing the Shares, together with duly executed stock powers, in blank. The Agent shall hold all such certificates and stock powers subject to the terms of this Agreement.

         3. Voting of Shares and Receipt of Dividends. Pledgor shall have the right to vote the Shares and to receive dividends and distributions on the shares, except upon the occurrence of a default in the full and prompt payment of the Obligations, when due (a "Default"), in which event Secured Party shall have such rights.

         4.     Representations   and  Warranties.   Pledgor  hereby   warrants,
represents and covenants as follows:

                (a) Pledgor owns the Shares, free from any pledges, security interests, adverse claims or liens;

                (b) Pledgor will notify Secured Party of, and will defend the Shares against, all claims and demands of all persons at any time claiming the Shares or any interest therein;

                (c) Pledgor will pay all taxes and assessments upon the Shares prior to the date of delinquency for payment of such taxes and assessments;

                (d) Pledgor has the full power, authority and capacity to grant the security interest hereunder; and

                (e) The Subsidiaries are the only operating subsidiaries of the Pledgor, and the number of shares set forth on Schedule A constitute all of the outstanding capital stock of the Subsidiaries.

         5. Return of Security. When the Obligations have been paid in full, Agent shall promptly deliver the certificates representing the Shares then held by it and all related stock powers to Pledgor.

         6. Occurrence of a Default. If a Default occurs, Agent or Secured Party shall have the right to exercise any rights and remedies provided under the Uniform Commercial Code of Texas or any other applicable law with respect to the Shares.

         7. Duration of Pledge. This Pledge shall be terminated upon the earlier of (i) foreclosure by Secured Party of the security interest granted hereunder upon the occurrence of a Default, or (ii) return of the Shares to Pledgor upon payment of the Obligations.

         8.     Miscellaneous.

                (a) Governing Law. This Pledge shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to the conflicts of laws provisions thereof, and the applicable laws of the United States. Venue and jurisdiction shall be in the state or federal courts in Dallas County, Texas.

                (b) Binding Effect. All of the terms, covenants, representations, warranties and conditions herein shall be binding upon, and inure to the benefit of, and be enforceable by the parties and their respective successors and assignees.

                (c) Waiver. This Pledge may not be amended, modified, superseded or canceled, nor may any of the terms, covenants, representations, warranties or conditions hereof be waived, except by a written instrument executed by the party against whom such amendment, modification, supersedure, cancellation or waiver is charged. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained herein, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

                (d) Attorneys' Fees. If any party brings an action in connection with the performance, breach or interpretation of this Pledge, or in any action related to the transaction contemplated hereby, the prevailing party in such action shall be entitled to recover from the losing party in such action all reasonable costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation, accounting and other costs reasonably incurred or related to such litigation.

                (e) Severability. If any provision hereof is determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

                (f) Further Documents. Each party covenants and agrees that, from time to time, after the date hereof, at the reasonable request of any other party, and without further consideration, such party will execute and deliver such other documents and take such other action reasonably required to carry out, in all respects, the transactions contemplated and intended by this Pledge.

                (g) Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

                If to Pledgor:

                Integrated Security Systems, Inc.
                8200 Springwood Drive, Suite 230
                Irving, Texas  75063
                Telephone:  (972) 444-8280
                Facsimile:  (972) 869-3843

                If to Secured Party:

                Renaissance US Growth Investment Trust PLC
                c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

                Renaissance Capital Growth & Income Fund III, Inc. c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

                BFS US Special Opportunities Trust PLC

                c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

                If to Agent:

                Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

                (h) Parties in Interest. Nothing in this Pledge, whether express or implied, is intended to confer any rights or remedies under or by reason of this Pledge on any persons other than the parties and their respective successors and assigns, nor is anything in this Pledge intended to relieve or discharge the obligation or liability of any third persons to any party to this Pledge, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Pledge.

                (i) Defined Terms. All capitalized terms, unless otherwise specified, have the same meanings assigned to them in the Notes.



            [The remainder of this page is intentionally left blank;
                            signature page follows.]

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                       BORROWER:

                                       INTEGRATED SECURITY SYSTEMS, INC.



                                       By:   /S/ C. A. Rundell
                                             ---------------------------
                                             C. A. Rundell, Chairman and
                                             Chief Executive Officer


                                       SECURED PARTY:

                                       RENAISSANCE US GROWTH INVESTMENT
                                       TRUST PLC

                                       By:   /S/ Russell Cleveland
                                             ---------------------------
                                             Russell Cleveland, Director


                                       RENAISSANCE CAPITAL GROWTH &
                                       INCOME FUND III, INC.

                                       By:   Renaissance Capital Group, Inc.,
                                             Investment Adviser


                                       By:   /S/ Russell Cleveland
                                             --------------------------------
                                             Russell Cleveland, President and
                                             Chief Executive Officer


                                       BFS US SPECIAL OPPORTUNITIES TRUST, PLC

                                       By:   /S/ Russell Cleveland
                                             ---------------------------
                                             Russell Cleveland, Director


                                       AGENT:

                                       RENAISSANCE CAPITAL GROUP, INC.


                                       By:   /S/ Russell Cleveland
                                             --------------------------------
                                             Russell Cleveland, President and
                                             Chief Executive Officer

                                   SCHEDULE A

                                      NOTES

 ----------------------------------- ------------------ -------------------
                LENDER                      DATE              AMOUNT
 ----------------------------------- ------------------ -------------------
      Renaissance Capital Growth          9/27/2001         $   75,000
       & Income Fund III, Inc.
         ("Renaissance III")
 ----------------------------------- ------------------ -------------------
             Renaissance III             10/12/2001         $   25,000
 ----------------------------------- ------------------ -------------------
             Renaissance III             10/26/2001         $   25,000
 ----------------------------------- ------------------ -------------------
             Renaissance III              11/9/2001         $   25,000
 ----------------------------------- ------------------ -------------------
             Renaissance III             11/16/2001         $   25,000
 ----------------------------------- ------------------ -------------------
             Renaissance III             12/28/2001         $   25,000
 ----------------------------------- ------------------ -------------------
            Renaissance III               1/14/2002         $   50,000
 ----------------------------------- ------------------ -------------------
            Renaissance III                9/5/2002         $   75,000
 ----------------------------------- ------------------ -------------------
            Renaissance III               4/23/2003         $  100,000
 ----------------------------------- ------------------ -------------------
            Renaissance III               6/18/2003         $  100,000
 ----------------------------------- ------------------ -------------------
            Renaissance III               10/1/2003         $  200,000
 ----------------------------------- ------------------ -------------------
         Renaissance US Growth            9/27/2001         $   75,000
         Investment Trust PLC
              ("RUSGIT")
 ----------------------------------- ------------------ -------------------
                RUSGIT                   10/12/2001         $   25,000
 ----------------------------------- ------------------ -------------------
                RUSGIT                   10/26/2001         $   25,000
 ----------------------------------- ------------------ -------------------
                RUSGIT                    11/9/2001         $   25,000
 ----------------------------------- ------------------ -------------------
                RUSGIT                   11/16/2001         $   25,000
 ----------------------------------- ------------------ -------------------
                RUSGIT                   12/28/2001         $   25,000
 ----------------------------------- ------------------ -------------------
                RUSGIT                    1/14/2002         $   50,000
 ----------------------------------- ------------------ -------------------
                RUSGIT                     9/5/2002         $   75,000
 ----------------------------------- ------------------ -------------------
                RUSGIT                    4/23/2003         $  100,000
 ----------------------------------- ------------------ -------------------
                RUSGIT                    5/30/2003         $  200,000
 ----------------------------------- ------------------ -------------------
                RUSGIT                    10/1/2003         $  200,000
 ----------------------------------- ------------------ -------------------
     BFS US Special Opportunities         3/11/2003         $  250,000
           Trust PLC ("BFS")
 ----------------------------------- ------------------ -------------------
                  BFS                     4/23/2003         $  100,000
 ----------------------------------- ------------------ -------------------
                  BFS                     5/30/2003         $  200,000
 ----------------------------------- ------------------ -------------------
                  BFS                      9/5/2003         $  500,000
 ----------------------------------- ------------------ -------------------
                  BFS                      8/5/2004         $1,000,000
 ----------------------------------- ------------------ -------------------

                                   SCHEDULE B




              Subsidiaries                          No. of Shares

          B&B ARMR Corporation                          1,000
          Intelli-Site, Inc.                            1,000

                                    EXHIBIT D

                     AMENDED AND RESTATED SECURITY AGREEMENT


         This AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of August 5, 2004, is entered into among Integrated Security Systems, Inc., a Delaware corporation (individually referred to as "Borrower"), B&B ARMR Corporation, a Delaware corporation (individually referred to as "B&B"), Intelli-Site, Inc., a Texas corporation (individually referred to as "Intelli-Site") (B&B and Intelli-Site collectively referred to as the "Subsidiaries") (Borrower, Intelli-Site and B&B collectively referred to as the "Pledgor"), Renaissance US Growth Investment Trust PLC (individually referred to as "RUSGIT"), Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation (individually referred to as "Renaissance III"), BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales (individually referred to as "BFS") (RUSGIT, Renaissance III and BFS collectively referred to as the "Lender"), and Renaissance Capital Group, Inc., a Texas corporation, as agent for the Lender (the "Agent").


                                    RECITALS

         1. Lender has lent to Borrower the aggregate principal amount of three million six hundred thousand dollars ($3,600,000), including but not limited to the $1,000,000 loaned to Borrower by BFS of even date, evidenced by the Lender's promissory notes and convertible promissory notes as listed in Exhibit A attached hereto (the "Notes").

         2. Borrower has used and intends to use a portion of the proceeds of the Notes to finance operations of the Subsidiaries.

         3. As a condition for the loans to Borrower, Lender required that the Pledgor grant a security interest in all its assets as collateral for the loan and any other indebtedness of Borrower to Lender (the "Obligations").

         4. The Notes are secured by, among other things, those certain Security Agreements dated as of September 27, 2001 and March 11, 2003, respectively (the "Original Security Agreements").

         5. This Agreement is being executed to restate the Original Security Agreements to consolidate the Original Security Agreements and secure payment of all the Obligations of Borrower to Lender.

         6. It is the intention of the parties hereto that this Agreement create a first priority security interest in the Collateral (herein defined) securing the payment of the Notes.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:

         1.     Grant of Security Interest.

                (a) In order to secure payment when due of the Obligations now existing or hereafter incurred, Pledgor hereby irrevocably grants to the Lender a first and prior security interest in the following property of the Pledgor (the "Collateral"), whether now owned or existing, or hereafter acquired, owned, existing or arising (whether by contract or operation of law), and wherever located, which shall be retained by Lender, until the Obligations have been paid in full and all Notes have been terminated.

                (b) Collateral shall include all personal property of the Pledgor, including the following, all whether now owned or hereafter acquired or arising and wherever located: i) accounts (including health-care-insurance receivables and credit card receivables); ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; iii) deposit accounts [i-iii collectively referred to as "Accounts"]; iv) instruments (including promissory notes); v) documents (including warehouse receipts); vi) chattel paper (including electronic chattel paper and tangible chattel paper); vii) inventory, including raw materials, work in process, or materials used or consumed in Pledgor's business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown, manufactured homes, computer programs embedded in such goods and farm products; ix) equipment, including machinery, vehicles and furniture; x) fixtures; xi) agricultural liens; xii) as-extracted collateral; xiii) commercial tort claims, if any; xiv) letter of credit rights; xv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies;  xvi)  all  supporting  obligations  of all of the  foregoing property; xvii) all property of the Pledgor now or hereafter in the Lender's possession or in transit to or from, or under the custody or control of, the Lender or any affiliate thereof; xviii) all cash and cash equivalents thereof; and xix) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof. The Collateral shall also include any and all other tangible or intangible property that is described as being part of the Collateral pursuant to one or more Riders to Security Agreement that may be attached hereto or delivered in connection herewith, including the Rider to Security Agreement - Copyrights, the Rider to Security Agreement - Patents, the Rider to Security Agreement - Trademarks and the Rider to Security Agreement - Cash Collateral Account.

                (c) Pledgor represents that the grant of security interest to Lender herein is a first and prior security interest.

         2.     Covenant For Accounts.

                (a) The Pledgor will, on the Lender's demand, make notations on its books and records showing the Lender's security interest and make available to the Lender shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Pledgor shall promptly notify the Lender if an account becomes evidenced or secured by an instrument or chattel paper and upon the Lender's request, will promptly deliver any such instrument or chattel paper to the Lender, including any letter of credit delivered to the Pledgor to support a shipment of inventory by the Pledgor.

                (b) The Pledgor will promptly advise the Lender whenever an account debtor refuses to retain or returns any goods from the sale of which an account arose and will comply with any instructions that the Lender may give regarding the sale or other disposition of such returns. From time to time with such frequency as the Lender may request, the Pledgor will report to the Lender all credits given to account debtors on all accounts.

                (c) The Pledgor will immediately notify the Lender if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Lender so that all monies due and to become due under such contract shall be assigned to the Lender and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

                (d) At any time after the occurrence of a Default, and without notice to the Pledgor, the Lender may direct any persons who are indebted to the Pledgor on any Collateral consisting of accounts or general intangibles to make payment directly to the Lender of the amounts due. The Lender is authorized to collect, compromise, endorse and sell any such Collateral in its own name or in the Pledgor's name and to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to the Lender. Upon the Lender's written request, the Pledgor will establish with the Lender and maintain a lockbox account ("Lockbox") with the Lender and a depository account(s) ("Cash Collateral Account") with the Lender subject to the provisions of this subparagraph and such other related agreements as the Lender may require, and the Pledgor shall notify its account debtors to remit payments directly to the Lockbox. Thereafter, funds collected in the Lockbox shall be transferred to the Cash Collateral Account, and funds in the Cash Collateral Account shall be applied by the Lender, daily, to reduce the outstanding Obligations.

                (e) Upon Agent's request, upon the occurrence and during the continuance of a Default, Pledgor will, at any reasonable time and at Pledgor's own expense, physically deliver to Agent, all Accounts (including inter-company receivables) assigned to Agent at any reasonable place or places designated by Agent. Failure to deliver any Account, or failure to deliver physical possession of any instruments, documents or writings in respect of any Account shall not invalidate Agent's Lien and security interest therein, except to the extent that possession may be required by applicable law for the perfection of said Lien or security interest, in which latter case, the Account shall be deemed to be held by the Pledgor as the custodian agent of Agent, for the benefit of Lender. Failure of Agent to demand or require Pledgor to include any Account in any schedule, to execute any schedule, to assign and deliver any schedule or to deliver physical possession of any instruments, documents or writings related to any Account shall not relieve Pledgor of its duty so to do.

                (f) Pledgor hereby agrees that it shall use commercially reasonable efforts, at its sole cost and expense and in its own name, to promptly and diligently collect and enforce payment of all Accounts and Pledgor will defend and hold Lender and Agent harmless from any and all loss, damage, penalty, fine or expense arising from such collection or enforcement.

         3. Financing Statements. Pledgor agrees to execute all financing statements and amendments thereto as Agent, on behalf of the Lender, may request from time to time to evidence the security interest granted to Agent hereunder and will pay the cost of all filing fees and taxes, if any, necessary to effect the filing thereof. By its signature hereon, the Pledgor hereby irrevocably authorizes the Lender to execute (on behalf of the Pledgor) and file against the Pledgor one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form satisfactory to the Lender, and the Pledgor will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Lender to be necessary or desirable in order to perfect, preserve and protect its security interests. Without the written consent of Agent, Pledgor will not allow any financing statement or notice of assignment to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Agent herein, unless such financing statement relates to a Permitted Lien.

         4. Software as Collateral. As part of the Collateral, Pledgor has delivered to Lender certain computer software, drivers and documentation therefor, including all source and object code versions thereof (in electronic and hard copies) and all enhancements and developments relating thereto (the foregoing are collectively referred to herein as "Software"). Pledgor grants to Lender access and use to the Software. Pledgor will update the Software in possession of Lender no more than six (6) times per year, but no less often than each major revision to the Software. Should Pledgor default in the payment of the Obligations, then Pledgor hereby transfers title and ownership of the Software to Lender. If Pledgor is prohibited by law from transferring title and ownership of the Software to Lender at the time of such default, then Pledgor shall grant Lender a perpetual, nonexclusive, royalty-free license to copy, make derivative works, and use the Software for all of its business purposes (the "License"). Upon satisfaction of the Obligation by Pledgor, Lender shall promptly return the Software to Pledgor and shall have no further rights to access of use thereof Lender acknowledges that third party software may be required to use the Software, and it is Lender's responsibility to obtain any rights to use such third party software. Nothing herein will grant to Lender any title or ownership interest in the Software. To the extent that Lender modifies, updates, or enhances the Software ("Enhancements"), Lender shall own the same. Pledgor hereby represents and warrants to Lender that Pledgor has full right, title and interest in and to the Software, the Software is complete and will function in accordance with the documentation therefor, and the use of the Software will not infringe any third party intellectual property or other rights.

         5. Lender's Payment of Claims. Lender may, in its sole discretion, discharge or obtain the release of any Lien asserted by any Person against the Collateral, other than a Permitted Lien which, in the Lender's judgment, may have a Material Adverse Effect on the Lender's rights with respect to the Collateral. All sums paid by Lender in respect thereof shall be payable, on demand, by Pledgor to Lender and shall be a part of the Obligations.

         6.     Default and Remedies.

                (a) Pledgor shall be in default in the full and prompt payment, when due, of the Obligations (a "Default").

                (b) Upon the occurrence and during the continuation of any Default (i) unless Lender or Agent shall elect otherwise, the entire unpaid amount of the Obligations due under the Loan Agreement, as are not then otherwise due and payable, shall become immediately due and payable without notice to Pledgor or demand by Lender or Agent and (ii) either Lender or Agent may, at its or their option, exercise from time to time any and all rights and remedies available to them under the Uniform Commercial Code or otherwise, including the right to foreclose or otherwise realize upon the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings, and Pledgor agrees that any of Lender, Agent or their nominee may become the purchaser at any such sale or sales. Pledgor agrees that twenty (20) days shall be reasonable prior notice of the date of any public sale or other disposition of the same. All rights and remedies granted Lender hereunder or under any other agreement between Lender and Pledgor shall be deemed concurrent and cumulative and not alternative, and Lender, or Agent on its behalf, may proceed with any number of remedies at the same time or at different times until all the Obligations are fully satisfied. The exercise of any one right or remedy shall not be deemed a waiver or release of, or an election against, any other right or remedy. Pledgor shall pay to Lender or Agent, on demand, any and all expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by Lender or Agent (i) in the prosecution or defense of any action arising under this Agreement, the Collateral or any of Lender's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of the Collateral, the incurring of all of which are hereby authorized to the extent Lender or Agent deem the same advisable. Pledgor's liability to Lender or Agent for any such payment shall be included in the Obligations. The proceeds of any Collateral received by Lender or Agent at any time before or after a Default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment, in full or in part, of such of the Obligations and in such order and manner as Lender or Agent may elect.

         7.     Representations   and  Covenants  of  Pledgor.   Pledgor  hereby
represents to and agrees with Lender as follows:

                (a) Pledgor owns its portion of the Collateral as sole owner, free and clear of any Liens, other than Permitted Liens.

                (b) So long as any Obligations remain unpaid, Pledgor agrees not to sell, assign or transfer the Collateral, other than sales of Collateral in the ordinary course of business, and to maintain it free and clear of any Liens, other than Permitted Liens.

         8.     Miscellaneous.

                (a) This Agreement shall bind and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns, except that Pledgor shall not assign any of its rights hereunder without the prior written consent of holders of more than 50% of the principal amount of the then outstanding Notes.

                (b) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement or the validity or enforceability of such provision in any other jurisdiction.

                (c) This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to the conflicts of laws provisions thereof, and the applicable laws of the United States. Venue and jurisdiction shall be in the state or federal courts in Dallas County, Texas.

                (d) Pledgor hereby consents to the jurisdiction of the courts of the State of Texas in any action or proceeding which may be brought against it under or in connection with this Agreement or any transaction contemplated hereby or to enforce any agreement contained herein and, in the event any such action or proceeding shall be brought against it, Pledgor agrees not to raise any objection to such jurisdiction or to the laying of venue in Dallas County, Texas or, if applicable, any other county in any state in which Collateral is located.

                (e) All capitalized terms, unless otherwise specified, have the meanings assigned to them in the Notes.

                (f) Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

                If to Pledgor:

                Integrated Security Systems, Inc.
                8200 Springwood Drive, Suite 230
                Irving, Texas  75063
                Telephone:  (972) 444-8280
                Facsimile:  (972) 869-3843

                If to Secured Party:

                Renaissance US Growth Investment Trust PLC
                c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

                Renaissance Capital Growth & Income Fund III, Inc. c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

                BFS US Special Opportunities Trust PLC

                c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

                If to Agent:

                Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas  75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:  (214) 891-8294
                Facsimile:  (214) 891-8291

Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year written above.

                                       PLEDGOR:

                                       INTEGRATED SECURITY SYSTEMS, INC.



                                       By:   /S/ C. A. Rundell, Jr.
                                             --------------------------------
                                             C. A. Rundell, Jr., Chairman and
                                             Chief Executive Officer


                                       B&B ARMR CORPORATION


                                       By:   /S/ C. A. Rundell, Jr.
                                             ---------------------------------
                                             C. A. Rundell, Jr., Sole Director


                                       INTELLI-SITE, INC.


                                       By:   /S/ C. A. Rundell, Jr.
                                             ----------------------------
                                             C. A. Rundell, Jr., Chairman


                                       LENDER:

                                       RENAISSANCE US GROWTH INVESTMENT
                                       TRUST PLC


                                       By:   /S/ Russell Cleveland
                                             ---------------------------
                                             Russell Cleveland, Director

                                       RENAISSANCE CAPITAL GROWTH &
                                       INCOME FUND III, INC.

                                       By:   Renaissance Capital Group, Inc.,
                                             Investment Adviser


                                       By:   /S/ Russell Cleveland
                                             --------------------------------
                                             Russell Cleveland, President and
                                             Chief Executive Officer


                                       BFS US SPECIAL OPPORTUNITIES TRUST PLC


                                       By:   /S/ Russell Cleveland
                                             ---------------------------
                                             Russell Cleveland, Director


                                       AGENT:

                                       RENAISSANCE CAPITAL GROUP, INC.


                                       By:   /S/ Russell Cleveland
                                             --------------------------------
                                             Russell Cleveland, President and
                                             Chief Executive Officer

                                    EXHIBIT A

                                      NOTES

 ----------------------------------- ------------------ -------------------
               LENDER                       DATE               AMOUNT
 ----------------------------------- ------------------ -------------------
     Renaissance Capital Growth           9/27/2001         $   75,000
       & Income Fund III, Inc.
         ("Renaissance III")
 ----------------------------------- ------------------ -------------------
           Renaissance III               10/12/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III               10/26/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                11/9/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III               11/16/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III               12/28/2001         $   25,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                1/14/2002         $   50,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                 9/5/2002         $   75,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                4/23/2003         $  100,000
 ----------------------------------- ------------------ -------------------
           Renaissance III                6/18/2003         $  100,000
 ----------------------------------- ------------------ -------------------
           Renaissance III               10/1/2003          $  200,000
 ----------------------------------- ------------------ -------------------
        Renaissance US Growth             9/27/2001         $   75,000
        Investment Trust PLC
             ("RUSGIT")
 ----------------------------------- ------------------ -------------------
               RUSGIT                    10/12/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                    10/26/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     11/9/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                    11/16/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                    12/28/2001         $   25,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     1/14/2002         $   50,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                      9/5/2002         $   75,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     4/23/2003         $  100,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     5/30/2003         $  200,000
 ----------------------------------- ------------------ -------------------
               RUSGIT                     10/1/2003         $  200,000
 ----------------------------------- ------------------ -------------------
           BFS US Special                 3/11/2003         $  250,000
       Opportunities Trust PLC
              ("BFS")
 ----------------------------------- ------------------ -------------------
                BFS                       4/23/2003         $  100,000
 ----------------------------------- ------------------ -------------------
                BFS                       5/30/2003         $  200,000
 ----------------------------------- ------------------ -------------------
                BFS                        9/5/2003         $  500,000
 ----------------------------------- ------------------ -------------------
                BFS                        8/5/2004         $1,000,000
 ----------------------------------- ------------------ -------------------